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EXHIBIT 11.1 -- STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE
                (UNAUDITED)

NUTRITION MEDICAL, INC.

STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE

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
                                                                        FOR THE NINE MONTHS ENDED
                                                                              SEPTEMBER 30
                                                                      -----------------------------
                                                                          1998             1997
                                                                      ------------     ------------
Basic Loss Per Share:
   Weighted average shares outstanding                                   1,364,001        1,352,814
                                                                      ------------     ------------
   Net loss applicable to common stockholders                         $   (457,007)    $ (1,367,639)
                                                                      ------------     ------------
   Basis net loss per share applicable to common stockholders:
      Loss from continuing operation                                          (.35)            (.96)
      Income (loss) from discontinued operations                               .02             (.05)
                                                                      ------------     ------------
      Net loss per share                                              $       (.33)    $      (1.01)
                                                                      ------------     ------------
                                                                      ------------     ------------
Diluted Loss Per Share:
   Weighted average shares outstanding                                   1,364,001        1,352,814
   Dilutive potential common shares                                             --               --
                                                                      ------------     ------------
      Total                                                              1,364,001        1,352,814
                                                                      ------------     ------------
   Net loss applicable to common stockholders                         $   (457,007)    $ (1,367,639)
                                                                      ------------     ------------
   Diluted net loss per share applicable to common stockholders:
      Loss from continuing operation                                          (.35)            (.96)
      Income (loss) from discontinued operations                               .02              .05
                                                                      ------------     ------------
      Net loss per share                                              $       (.33)    $      (1.01)
                                                                      ------------     ------------
                                                                      ------------     ------------
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